UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the annual audit for the year ended December 31, 2007, Power3 Medical Product Inc.’s (the “Company”) management and Board of Directors was advised by its auditor of record, McElravy, Kinchen & Associates, P.C., that the Company’s financial statements contained within the Company’s 10-QSB for the quarters ended June 30, 2007, and September 30, 2007, misstatement regarding our embedded derivative liability, a non-cash item on the balance sheet and that such previously filed quarterly financial statements should no longer be relied upon, as previously presented.
Additionally the Company is aware that March 31, 2007 financial statements overstates goodwill and deferred compensation as well as contains errors in equity issuance and derivative liability that can not be estimated at this time.
However the annual 10-KSB for 2007 is correct as pertains to all above noted errors in the 10-QSBs for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. The Company intends to file amended financial statements for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 within the 10-QSBs for the Quarters ended March 31, 2008, June 30, 2008, and September 30, 2008.

The restatement of quarters ended June 30, 2007 and September 30, 2007 require recognition, in the Balance Sheet and Income Statement, of the derivative liability increase due to conversion reset events that occurred related to the convertible debt, which results in an increase in the embedded derivative liability on the balance sheet and an increase in the loss on derivative items on the income statement, a non-cash item.. The restatement for March 31, 2007 requires the elimination of goodwill, due to goodwill having been written off during year ended 2006; the removal of the deferred compensation due to there having been no deferred compensation in 2007; and corrections to equity issuance and derivative liability. However, the full year 2007 audited financial statements reflect the corrected quarterly miscalculations on the balance sheet for the year ended December 31, 2007.

Item 9.01	Financial Statements and Exhibits

( c )	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Steven B. Rash
Steven B. Rash
Chairman and CEO

Date: April 30, 2008